Exhibit 99.2

RAPID MANUFACTURING GROUP, LLC

Consolidated Financial Statements

For The Year Ended

December 31, 2016

and

Report of Independent Auditors

Rapid Manufacturing Group, LLC

Report of Independent Auditors

Members of management

Rapid Manufacturing Group, LLC

We have audited the accompanying consolidated financial statements of Rapid Manufacturing Group, LLC, which comprise the consolidated balance sheet as of December 31, 2016 and the related consolidated statement of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rapid Manufacturing Group, LLC at December 31, 2016, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 12, 2018

Rapid Manufacturing Group, LLC
Consolidated Balance Sheet
(In thousands)

December 31,
2016

Assets
Current assets
Cash and cash equivalents	$5,264
Accounts receivable, net of allowance for doubtful accounts of $31 as of December 31, 2016	5,136
Inventory	953
Prepaid expenses and other current assets	147
Total current assets	11,500
Property and equipment, net	4,439
Other long-term assets	105
Total assets	$16,044

Liabilities and members' equity
Current liabilities
Accounts payable	$1,138
Accrued compensation	1,009
Current portion of long-term debt	1,416
Current portion due to members	963
Income taxes payable	86
Accrued liabilities and other	582
Total current liabilities	5,194
Long-term debt, less current portion	4,392
Long-term deferred income tax	85
Total liabilities	9,671

Members' equity
Total Members' equity	6,373
Total liabilities and members' equity	$16,044

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Manufacturing Group, LLC
Consolidated Statement of Comprehensive Income
(In thousands)

Year Ended December 31, 2016

Statements of Operations:
Revenue	$38,579
Cost of revenue	19,289
Gross profit	19,290
Operating expenses
Marketing and sales	3,574
Research and development	1,755
General and administrative	11,095
Total operating expenses	16,424
Income from operations	2,866
Other expense, net	(241)
Income before income taxes	2,625
Provision for income taxes	95
Net income	$2,530

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Manufacturing Group, LLC
Consolidated Statement of Cash Flows
(In thousands)

Year Ended December 31, 2016

Operating activities
Net income	$2,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,986
Deferred taxes	(45)
Other	5
Changes in operating assets and liabilities:
Accounts receivable	(696)
Inventories	(596)
Prepaid expenses and other	(49)
Income taxes	72
Accounts payable	460
Accrued liabilities and other	465
Net cash provided by operating activities	4,132

Investing activities
Purchases of property and equipment	(192)
Net cash used in investing activities	(192)

Financing activities
Payments on debt	(1,327)
Distributions to members	(624)
Net cash used in financing activities	(1,951)
Net increase in cash and cash equivalents	1,989
Cash and cash equivalents, beginning of period	3,275
Cash and cash equivalents, end of period	$5,264

The accompanying notes are an integral part of these consolidated financial statements.

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

Note 1 – Nature of Business

Organization and business

Rapid Manufacturing Group, LLC and its subsidiaries (Rapid, the Company, we, us, or our) is an e-commerce driven manufacturer of prototype and low-volume production sheet metal and computer numerical control (CNC) machined parts, and wire and cable harnesses for companies throughout the United States of America. The Company’s primary manufacturing product lines include Sheet Metal, CNC Machining and Wire and Cable. Rapid Manufacturing Group, LLC is located in Nashua, New Hampshire. The Company’s subsidiaries are:

Name	Location

Rapid Sheet Metal LLC	United States
NH Rapid Machining LLC	United States
Rapid Wire and Cable LLC	United States

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, as listed within Organization and business above. All intercompany accounts and transactions have been eliminated in consolidation.

 Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash and other investments, including marketable securities, with maturities of three months or less at the date of purchase. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are reported at the invoiced amount less an allowance for doubtful accounts. As of each balance sheet date, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions, taking into account the history of write-offs and collections. A receivable is considered past due if payment has not been received within the period agreed upon in the invoice. Accounts receivable are written off after all collection efforts have been exhausted. Recoveries of trade receivables previously written off are recorded when received.

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

Inventory

Inventory consists of raw materials, which are recorded at the lower of cost or market using the first-in, first-out (FIFO) cost method and work in progress (WIP), which is recorded as the value of the raw material inputs and estimates for direct labor and overhead approximated using the average gross margin for the product line.

Property, equipment and leasehold improvements

Property, equipment and leasehold improvements are stated at cost. Major improvements that substantially extend an asset’s useful life are capitalized. Repairs, maintenance and minor improvements are charged to operations as incurred. Depreciation, including amortization of leasehold improvements and assets recorded under capital leases, is calculated using the straight-line method over the estimated useful lives of the individual assets and ranges from 5 to 15 years. Manufacturing equipment is depreciated over 5 years, computer hardware and software are depreciated over 3 years, leasehold improvements are depreciated over the estimated lives of the related assets or the life of the lease, whichever is shorter, and vehicles are depreciated over 5 years. Assets not in service are not depreciated until the asset is put into use.

Accounting for long-lived assets

The Company periodically reviews the carrying amount of its property, equipment and leasehold improvements to determine if circumstances exist indicating an impairment or if depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows of the specific assets to determine if the assets are recoverable. If impairment exists based on these projections, an adjustment will be made to reduce the carrying amount of the specific assets to fair value.

Revenue recognition

The Company recognizes revenue when it is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the buyer is fixed or determinable and collectability is reasonably assured. Revenue is recognized upon transfer of title and risk of loss, which is generally upon the shipment of parts in our Sheet Metal, CNC Machining and Wire and Cable product lines. Freight billed to customers is included in revenues, and all freight expenses paid by the Company are included in cost of revenue.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (ASC 740). Under this method, the Company determines tax assets and liabilities based upon the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Because the Company assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, giving rise to a deferred tax asset or liability. The Company establishes a valuation allowance for any portion of its deferred tax assets that the Company believes will not be recognized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements by requiring that individual tax positions are recorded only when they meet a more-likely-than-not criterion. Additionally, ASC 740 provides guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Advertising costs

Advertising is expensed as incurred and was approximately $0.4 million for the year ended December 31, 2016.

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

Note 3 – Fair Value Measurements

ASC 820, Fair Value Measurement (ASC 820), defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company has no financial assets measured at fair value as of December 31, 2016.

Note 4 – Inventory

The Company’s inventory consists of the following:

(in thousands)	December 31, 2016

Raw materials	$360
Work in process	593
Total inventory	$953

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

Note 5 – Property and Equipment

Property and equipment consists of the following:

(in thousands)	December 31, 2016

Machinery and equipment	$3,783
Computer hardware and software	1,036
Leasehold improvements	1,012
Vehicles	132
Capital leases - machinery and equipment	6,785
Total	12,748
Accumulated depreciation and amortization	(3,609)
Accumulated amortization for assets recorded under capital leases	(4,700)
Property and equipment, net	$4,439

Depreciation expense for the year ended December 31, 2016 was $2.0 million, which includes amortization expense for assets recorded under capital leases as noted in the table above.

Note 6 – Financing Obligations

The Company’s debt as of December 31, 2016 consists of the following:

(in thousands)	December 31, 2016

Various obligations under capital leases, with interest rates from 3.75% to 3.99%, due in various monthly installments, including interest, through various dates through November 2020, secured by equipment	$5,808
Less current portion	1,416

Long-term obligation	$4,392

Maturities on long-term debt obligations at December 31, 2016 are as follows:

Years Ending December 31,
(in thousands)
2017	$1,416
2018	1,473
2019	1,514
2020	1,405
2021	-
$5,808

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

The Company has a revolving equipment line of credit and a revolving credit facility. Each of the revolving credit lines expire annually on December 31, with an option to renew each year.

Under the revolving equipment line of credit, the Company can borrow a maximum amount of $5 million at an interest rate equal to either the PRIME rate or LIBOR plus 2.25% (3.94% on December 31, 2016). Assets acquired using funds drawn under the equipment line of credit are converted into a capital lease arrangement, which is reported above, and the revolving equipment line of credit is secured by the assets acquired under the line. The revolving equipment line of credit includes a covenant prohibiting asset disposals without lender approval and includes certain financial thresholds such as net income, debt ratio and tangible net worth. As of December 31, 2016, there was $0.1 million outstanding under the revolving equipment line of credit and the Company was in compliance with all terms and conditions of the revolving equipment line of credit.

Under the revolving credit facility, the Company can borrow a maximum amount of $1 million at an interest rate equal to either the PRIME rate or LIBOR plus 2.0% (3.69% on December 31, 2016). The revolving credit facility is secured by substantially all assets of the Company. The revolving credit facility includes certain financial thresholds such as net income, debt ratio and tangible net worth. As of December 31, 2016, there were no advances outstanding under the revolving credit facility and the Company was in compliance with all terms and conditions of the revolving credit facility.

Note 7 – Commitments

The Company leases property from third parties. One of the lease agreement is with a related party with which the members have an interest. Under the lease with the related party, the lease term expires December 31, 2022 and includes escalation clauses and occupancy expenses.

The Company leases two of its New Hampshire facilities from unrelated parties, and the lease terms expire in September 2017 and December 2019 and include escalation clauses.

Each of the leases noted above include escalation clauses in rent expense over the terms of the lease. The expense related to the full terms of the leases is being recognized on a straight-line basis in accordance with ASC 840, Leases.

In addition to those property leases described above, the Company has acquired capital equipment under capital leases. Refer to Note 6 – Financing Obligations for additional information.

Future minimum commitments under non-cancelable leases at December 31, 2016, are as follows:

	Capital Leases	Operating Leases
(in thousands)
Years Ending December 31,
2017	$1,621	$1,134
2018	1,621	1,220
2019	1,602	1,088
2020	1,433	822
2021	-	452
After 2021	-	465
Total future minimum lease payments	6,277	$5,181
Less interest cost	469
Net present value of minimum lease payments	$5,808

Rental expense was approximately $1.2 million for the year ended December 31, 2016.

Rapid Manufacturing Group, LLC

Notes to Consolidated Financial Statements

Note 8 – Income Taxes

The Company, with the consent of its limited liability members, is taxed as a partnership under the Internal Revenue Code. In lieu of entity income taxes, the members of a partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provisions or liability for federal income taxes has been included in the financial statements. The Company is subject to state income tax in New Hampshire and the states in which it operates; therefore, a provision for state income taxes has been recorded for the year ended December 31, 2016.

The deferred income tax liability is due to accelerated depreciation and amortization methods being utilized for income tax reporting and straight line methods being used for financial reporting. The deferred state income tax liability amounted to $0.1 million at December 31, 2016.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures.

Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, the Company’s tax returns remain open for three years for federal and state income tax examinations. Currently Rapid Sheet Metal, LLC is under examination by the Internal Revenue Service for the year ended December 31, 2014.

Note 9 – Litigation

From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business. Although the results of litigation and claims cannot be predicted with certainty, the Company does not believe it is a party to any litigation the outcome of which, if determined adversely, would individually or in the aggregate be reasonably expected to have a material adverse effect on its business.

Note 10 – Related Party Transactions

On July 31, 2014, the Company entered into a six-year operating lease with a related party for its sheet metal manufacturing operations at a monthly rate of $15,034. The terms of the initial lease included rent escalation clauses of 3% per year. On November 30, 2015, the Company signed an addendum to the lease agreement effective December 1, 2015, which resulted the monthly rent rate increasing to $15,485 through December 31, 2015 and further increasing $5,000/month in each calendar year beginning January 1, 2016 through December 31, 2019.

A member periodically loans funds to the Company for cash flow purposes. The outstanding loan balance due to the member at December 31, 2016 was $962,447. No funds were advanced during 2016. Interest is charged at various rates from 1% to 4% per annum, which totaled $4,541 for the year ended December 31, 2016. The amount of the loan outstanding was repaid in full as of September 30, 2017, prior to the acquisition of the Company; refer to “Note 11 – Subsequent Events.”

The Company licenses intellectual property from an affiliated company which results in amounts being due to/from this affiliate. No interest is charged on the outstanding balances and it is management’s intent to pay the balance in full by December 31, 2017. The balance due to affiliated companies at December 31, 2016 totaled $223,065 and is included in “Accrued liabilities and other” on the balance sheet. As of September 30, 2017, there was no amount outstanding due to the affiliated company.

Note 11 – Subsequent Events

On November 30, 2017, the Company was acquired by Proto Labs, Inc., a public company listed on the NYSE under the ticker symbol PRLB.